EXHIBIT INDEX


     EXHIBIT NO.    TITLE OF DOCUMENT


        23.     1a. Consent of Kenny S&P Evaluation
                    Services, a division of J.J. Kenny Co.,
                    Inc.

                  1b. Consent of Deloitte & Touche LLP

        27.     1.  Financial Data Schedule of Dean  Witter
                    Select  Municipal   Trust,  Long   Term
                    Portfolio Series 118